                         NOTICE OF GUARANTEED DELIVERY

                                 IN RESPECT OF

              8 7/8% GUARANTEED SENIOR NOTES DUE NOVEMBER 1, 2003

                                      OF

                          DOMINION TEXTILE (USA) INC.

     PURSUANT TO THE OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT
                            DATED DECEMBER 23, 1997

             The Depositary for the Offer and the Solicitation is:

                       HARRIS TRUST COMPANY OF NEW YORK

               By Mail:                     By Hand or Overnight Courier:
          Wall Street Station                      Receive Window
             P.O. Box 1023                        Wall Street Plaza
        New York, NY 10268-1023              88 Pine Street, 19th Floor
                                                 New York, NY 10005

                          By Facsimile Transmission:
                       (for Eligible Institutions Only)
                            (212) 701-7636 or 7637

                   For Information Telephone (call collect):
                                (212) 701-7624

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

  As set forth in the Offer to Purchase and Consent Solicitation Statement dated December 23, 1997 (as it may be supplemented and amended from time to time, the "Statement") of Dominion Textile (USA) Inc. (the "Company") under
Item 7, "Procedures for Tendering Notes and Delivery Consents," and in the Instructions of the Consent and Letter of Transmittal (the "Consent and Letter of Transmittal"), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer (the "Offer") to purchase for cash any and all of its outstanding 8 7/8% Guaranteed Senior Notes due November 1, 2003 (the "Notes"), if, after the Consent Expiration Date (as defined in the Statement), time will not permit the Consent and Letter of Transmittal, certificates representing such Notes and other required documents to reach the Depositary, or the procedures for book-entry transfer cannot be completed, on or prior to the Tender Offer Expiration Date (as defined in the Statement).

  In conjunction with the Offer, the Company is also soliciting (the "Solicitation") consents (the "Consents") to certain proposed amendments (the "Proposed Amendments") to the Indenture dated as of November 1, 1993 (the "Indenture"), between the Company, Dominion Textile Inc., a corporation duly organized and existing under the laws of Canada ("Dominion" or the "Parent Guarantor"), and First Union National Bank, as trustee (the "Trustee"), pursuant to which the Notes were issued. This Notice of Guaranteed Delivery may not be used to tender Notes or deliver Consents on or prior to the Consent Expiration Date. This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Depositary as set forth above. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Statement.

  This form is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Consent and Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Statement and the Consent and Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Notes specified below pursuant to the guaranteed delivery procedures set forth in the Statement under Item 7, "Procedures for Tendering Notes and Delivering Consents--Guaranteed Delivery." The undersigned hereby authorizes the Depositary to deliver this Notice of Guaranteed Delivery to the Company and the Trustee with respect to the Notes tendered pursuant to the Offer.

  The undersigned understands that Holders who desire to tender their Notes pursuant to the Offer and receive the Total Consideration are required to provide Consents to the Proposed Amendments with respect to the full principal amount of the Notes so tendered on or prior to the Consent Expiration Date.

  The undersigned understands that tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of Notes may be withdrawn at any time prior to the Tender Offer Expiration Date. This Notice of Guaranteed Delivery may only be utilized after the Consent Expiration Date and on or prior to the Tender Offer Expiration Date.

  The undersigned understands that payment for Notes purchased will be made only after timely receipt by the Depositary of (i) such Notes, or a Book-Entry Confirmation, and (ii) a Consent and Letter of Transmittal (or a mutually signed facsimile thereof), including by means of an Agent's Message, of the transfer of such Notes into the Depositary's account at a Book-Entry Transfer Facility, with respect to such Notes, properly completed and duly executed, with any signature guarantees and any other documents required by the Consent and Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the execution hereof. The undersigned also understands that under no circumstances will interest be paid by the Company by reason of any delay in making payment to the undersigned and that the Tender Offer Consideration for Notes tendered pursuant to the guaranteed delivery procedures will be the same as that for Notes delivered to the Depositary after the Consent Expiration Date and on or prior to the Tender Offer Expiration Date, even if the Notes to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Notes is not made, until after the Payment Date. THE UNDERSIGNED IS AWARE THAT, ON OR PRIOR TO THE CONSENT EXPIRATION DATE, TENDERS OF NOTES AND THE RELATED CONSENTS CANNOT BE DELIVERED USING THE GUARANTEED DELIVERY PROCESS AND THAT USE OF THE GUARANTEED DELIVERY PROCESS COULD RESULT IN A TENDER OF NOTES AND THE RELATED CONSENT BEING DEFECTIVE.

  All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

  All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Statement.

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

                           PLEASE SIGN AND COMPLETE



 Signature(s) of Registered                Date: _____________________________
 Holder(s) or Authorized
 Signatory: ________________________

                                           Address: __________________________
 -----------------------------------       -----------------------------------

 -----------------------------------

                                           Area Code and Telephone No. _______

 Name(s) of Registered Holder(s): __
 -----------------------------------       If Notes will be delivered by
 -----------------------------------       book-entry transfer, check trust
                                           company below:


 Principal Amount of Notes
 Tendered: _________________________       [_] The Depository Trust Company
 -----------------------------------


                                           DepositoryAccount No. _____________
 Certificate No.(s) of Notes (if
 available) ________________________



  HOLDERS WHO DESIRE TO TENDER THEIR NOTES PURSUANT TO THE OFFER AND RECEIVE THE TOTAL CONSIDERATION ARE REQUIRED TO CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH NOTES ON OR PRIOR TO THE CONSENT EXPIRATION DATE.


 This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificate(s) for Notes or on a security position listing as the owner of Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

 Name(s): ____________________________________________________________________
 -----------------------------------------------------------------------------

 Capacity: ___________________________________________________________________

 Address(es): ________________________________________________________________
 -----------------------------------------------------------------------------
 -----------------------------------------------------------------------------


  DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED CONSENT AND LETTER OF TRANSMITTAL.

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


                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, ("Rule 14e-4"), (ii) represents that such tender of Notes complies with Rule 14e-4 and (iii) guarantees that the Notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Statement under Item 7, "Procedures for Tendering Notes and Delivering Consents--Guaranteed Delivery"), and that the Depositary will receive (a) such Notes, or a Book-Entry Confirmation of the transfer of such Notes into the Depositary's account at a Book-Entry Transfer Facility and (b) a properly completed and duly executed Consent and Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Consent and Letter of Transmittal and Notes to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _______________________________________________________________

 Authorized Signature: _______________________________________________________

 Title: ______________________________________________________________________

 Address: ____________________________________________________________________

 -----------------------------------------------------------------------------
                                                     (Zip Code)

 Area Code and Telephone Number: _____________________________________________

 Dated: _____________________ , 19 .


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